                                                                   Exhibit 10.37


                     TRUST UNDER THE MATRIA HEALTHCARE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         THIS TRUST AGREEMENT made as of the 4th day of February, 2003, by and between MATRIA HEALTHCARE, INC., a Delaware corporation (the "Company"), and MERRILL LYNCH TRUST COMPANY, FSB (the "Trustee"), a commercial bank or trust company acceptable to a majority of the Executives (as hereinafter defined);

         WHEREAS, the Company is a party to the Supplemental Executive Retirement Plans (the "SERPs") listed in Appendix A for the benefit of the Executives named therein (hereinafter referred to, individually, as an "Executive" and collectively, as the "Executives");

         WHEREAS, the SERPs require establishment of a trust (hereinafter called the "Trust") and contribution to the Trust of assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as hereinafter defined) until distributed to the Executives under the terms of the SERPs (the "SERP Obligations");

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the SERPs as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust as required under the terms of the SERPs;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.        ESTABLISHMENT OF TRUST.

         (a) The Company hereby deposits with the Trustee in trust $1,281,713.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b)      The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Company's SERP Obligations and of the Company's general creditors, as herein set forth. The Executives and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the SERPs and this Trust Agreement shall be mere unsecured contractual rights of the Executives and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) hereof.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with the Trustee to augment the principal to be held, administered and disposed of by the trustee, as provided in this Trust Agreement. Neither the Trustee nor any Executive or beneficiary shall have any right to compel such additional deposits (except as may be provided in the SERPs).

         (f) The Trustee shall not be obligated to receive such cash and/or property unless prior thereto the Trustee has agreed that such cash and/or property is acceptable to the Trustee and the Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as the Trustee may require. The Trustee shall have no duty or authority to (a) require any deposits to be made under the SERPs or to the Trustee; (b) compute any amount to be deposited under the SERPs to the Trustee; or (c) determine whether amounts received by the Trustee comply with the SERPs. Assets of the Trust may, in the Trustee's discretion, be held in an account with an affiliate of the Trustee.

SECTION 2.        PAYMENTS OF SERP OBLIGATIONS.

         (a) Subject to the provisions of Section 2(b) below, at such time as an Executive is entitled to a distribution from the Trust under the applicable SERP, he or she shall be entitled to receive from the Trust (i) an amount in cash equal to the distribution to which he or she is entitled under the applicable SERP at such time, less (ii) any payments previously made to him by the Company with respect to such amount pursuant to the terms of the applicable SERP. The commencement of payments from the Trust shall be conditioned on the Trustee's prior receipt of a written instrument from the Executive (or his or her beneficiary) in a form satisfactory to the Trustee containing representations as to (A) the amount to which the Executive (or his or her beneficiary) is entitled under the applicable SERP, (B) whether he or she has requested the payment of such amount from the Company pursuant to the terms of the applicable SERP, (C) the amount, if any, he or she has received from the Company under the applicable SERP with respect to such amount, and (D) the amount to be paid him or her by the Trust (i.e., the difference between (A) and (C) above). All payments to an Executive (or his or her beneficiary) from the Trust shall be made in accordance with the provisions of the applicable SERP. The Trustee shall be fully protected in making any payment in accordance with the provisions of this Section.

         (b) Subject to the provisions of this Section 2(b), the Trustee shall make or commence payment to the Executive (or his or her beneficiary) in accordance with his or her representations not later than 30 business days after its receipt thereof; provided, however, that before the Trustee makes or commences any such payment and not later than 7 business days after its receipt of the Executive's representations, the Trustee shall request in writing the Company's agreement that the Executive's representations are accurate with respect to the amount, fact, and time of payment to him or her. The Trustee shall enclose with such request a copy of the Executive's representations and written advice to the Company that it must respond to the Trustee's request on or before the 20th business day (which date shall be set forth in such written advice) after the Executive (or his or her beneficiary) furnished such representations to the Trustee. If the Company, in a writing delivered to the Trustee, agrees with the Executive's representations in all respects, or if the Company does not respond to the Trustee's request by the 20th business day deadline, the Trustee shall make payment in accordance with the Executive's representations. If the Company advises the Trustee in writing on or before the 20th business day deadline that it does not agree with any or all of the Executive's representations, the Trustee shall not make a payment to the Executive for the disputed amount until such time as the Company and the Executive notify the Trustee in writing that they have settled the dispute under the claims procedures of the applicable SERP.

         (c) Unless (contemporaneously with his submission of the written instrument referred to in Section 2(a) hereof) an Executive furnishes documentation in form and substance reasonably satisfactory to the Trustee that no withholding is required with respect to a payment to be made to him from the Trust, the Trustee may deduct from any such payment any federal, state or local taxes required by law to be withheld by the Trustee.

         (d) The Trustee shall provide the Company with written confirmation of the fact and time of any commencement of payments hereunder within 10 business days after any payments commence to an Executive. The Company shall notify the Trustee in the same manner of any payments it commences to make to an Executive pursuant to the applicable SERP.

         (e) The Trustee shall be fully protected in making or refraining from making any payment or any calculations in accordance with the provisions of this Section 2.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENT OF SERP OBLIGATIONS WHEN THE COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of SERP Obligations if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law, as set forth below.

                  (i) The Board of Directors and the Chief Executive Officer of the Company (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of SERP Obligations.

                  (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments of SERP Obligations and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executives or their beneficiaries to pursue their rights as general creditors of the Company with respect to the Company's obligations under the SERPs or otherwise.

                  (iv) The Trustee shall resume the payment of SERP Obligations in accordance with Section 2 of this Trust Agreement only after the Trust has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due for the period of such discontinuance.

SECTION 4. PAYMENTS TO THE COMPANY. Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of SERP Obligations have been satisfied pursuant to the terms of the SERPs.

SECTION 5.        INVESTMENT AUTHORITY.

         (a) The Trustee shall invest and reinvest the principal and income of the Trust as directed by the Company, which directions may be changed from time to time, all in accordance with procedures established by the Trustee. The Trustee may limit the categories of assets in which the Trust may be invested.

         (b) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with Executives, except that voting rights with respect to Trust assets will be exercised by the Company, unless an investment adviser has been appointed pursuant to Section 5(e) and voting authority has been delegated to such investment adviser.

         (c) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (d) The Company may appoint one or more investment managers, including any entities affiliated with the Trustee, who shall have the power to manage, acquire or dispose of such portion of the assets of the Trust as the Company shall determine subject to the following:

                  (i) An investment manager shall act in accordance with the provisions of an investment management agreement entered into between it and the Company, an executed copy of which investment management agreement shall be filed with the Trustee;

                  (ii) Each such investment manager must be registered as an investment adviser under the investment Advisers Act of 1940, and shall provide investment advice on a discretionary or nondiscretionary basis with respect to that portion of the assets of the Trust as the Company shall specify from time to time by written direction(s) to the Trustee;

                  (iii) The indicia of ownership of the assets of the Trust shall be held by the Trustee at all times;

                  (iv) Any entity affiliated with the Trustee may act as broker or dealer to execute transactions, including the purchase of any securities directly distributed, underwritten, or issued by an entity affiliated with the Trustee, at standard commission rates, mark-ups or concessions, and to provide other management or investment services with respect to such trust, including the custody of assets;

                  (v) Any direction given to the Trustee by an investment manager shall be given in writing or given orally and confirmed in writing as soon as practicable. Alternatively, an investment manager may provide investment instructions directly to the broker or dealer and receipt by the Trustee of a confirmation of the transaction from the broker or dealer shall be conclusive evidence of such transactions. In either case, the Trustee shall have the authority within 24 hours of receipt of such direction from the investment manager or confirmation of a transaction to instruct the investment manager to rescind the transaction if the Trustee finds that the investment is inconsistent with its operational or administrative requirements; and

                  (vi) The Trustee may pay any such investment manager for any such services from the assets at the Trust without reduction for any fees or compensation paid to the Trustee for its services as trustee.

         (e) Notwithstanding any other provision of the Agreement, with respect to the investment of the assets of the Trust managed by an investment manager, the Trustee shall have only the duty to follow the directions of the investment manager and the Trustee shall not be liable to anyone:

                  (i) For an act or omission of the investment manager with respect to the investment of such assets;

                  (ii) For failing to act with respect to the investment of such assets absent direction from the investment manager; or

                  (iii) For failing to invest, periodically review or otherwise deal with the investment of such assets.

                  (iv) In the event the Company is "Insolvent" for purposes of Section 3 and the Company fails to provide effective investment instructions to the Trustee as provided in Section 5(a), the Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of the Trustee, to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

         (f) Subject to Sections 5(a) and (d), the Trustee, or the Trustee's designee, is authorized and empowered:

                  (i) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

                  (ii) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

                  (iii) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

                  (iv) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

                  (v) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

                  (vi) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

                  (vii) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the

         Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

                  (viii) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

                  (ix) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

         (g) The Trustee and the Company shall agree to such other investment powers of the Trustee as are necessary for the establishment and proper administration of the Trust; provided; however, that such investment powers are standard among the industry and do not conflict with the terms of the Trust; as set forth herein.

SECTION 6. ADDITIONAL POWERS OF THE TRUSTEE. To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as the Trustee of the Trust, the Trustee shall have the following additional powers and authority:

         (a) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

         (b) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

         (c) To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

         (d) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

SECTION 7. DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of applicable expenses and taxes not paid by the Company, shall be accumulated and reinvested.

SECTION 8. ACCOUNTING BY THE TRUSTEE. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within one hundred twenty (120) days following the close of each calendar year and within thirty
(30) days after any removal of resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee may satisfy its obligation under this Section 8 by rendering to the Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.

SECTION 9.        RESPONSIBILITY OF THE TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the SERPs or this Trust Agreement and is given in writing by the Company or in such other manner prescribed by the Trustee. The Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Company which is contemplated by, and in conformity with, the terms of this Trust Agreement, unless such failure to act constitutes gross negligence on the part of the Trustee. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liability (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. To the extent costs, expenses and liabilities are paid from the Trust, the Trustee, on behalf of the Trust, shall make a claim for reimbursement of such amounts from the Company, and the Company shall, as soon as practicable after receipt of a notice of a claim for reimbursement from the Trustee, deposit such amounts in the Trust.

         (c) The Trustee may consult with legal counsel (who may be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred the Trustee by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) However, notwithstanding the provisions of Section 9(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

SECTION 10. COMPENSATION AND EXPENSES OF THE TRUSTEE. The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. To the extent fees and expenses are paid from the Trust, the Trustee shall make a claim for reimbursement of such amounts from the Company, and the Company shall, as soon as practicable after receipt of a notice of a claim for reimbursement from the Trustee, deposit such amounts in the Trust.

SECTION 11. TAXES ON TRUST INCOME. To the extent income on the Trust assets is not taxable to the Executives, the Company shall pay taxes on such income. If not so paid, such taxes shall be paid from the Trust. To the extent taxes are paid from the Trust, the Trustee shall a make claim for reimbursement of such amounts from the Company, and the Company shall, as soon as practicable after receipt of a notice of a claim for reimbursement from the Trustee, deposit such amounts in the Trust.

SECTION 12.       RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective forty-five (45) days after receipt of such notice, unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on forty-five (45) days' notice or upon shorter notice accepted by the Trustee.

         (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets of the Trust shall subsequently be transferred to the successor Trustee. The transfer shall be completed within forty-five (45) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit. Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all future responsibility and liability of the Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

         (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 13 hereof, by the effective date of resignation or removal under Sections 12(a) or (b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust, and shall be payable in accordance with Section 10.

SECTION 13.       APPOINTMENT OF SUCCESSOR.

         (a)      If the Trustee resigns or is removed in accordance with
Section 12(a) or (b) hereof, the Company may appoint any unaffiliated third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee (including ownership rights in the Trust assets). The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the terms of this Trust Agreement. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 14.       AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company with the prior written approval of all of the Executives. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the SERPs, shall infringe on the rights of the Executives under the SERPs, reduce or restrict the assets that are the subject of the Trust, other than as required by Section 3 hereof, or shall make the Trust revocable.

         (b) Subject to Section 14(c), the Trust shall not terminate until the date on which all SERP Obligations have been paid in full. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

         (c) Upon prior written approval of all then living Executives, the Company may terminate this Trust prior to the time all SERP Obligations have been satisfied. All assets in the Trust at termination shall be returned to the Company.

SECTION 15.       MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) The rights of Executives and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (d) The provisions of Sections 3(b)(iii), 9(b), 14(b), 14(c) and 16 of this Trust Agreement shall survive termination of this Agreement.

         (e) The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the SERPs or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the SERPs and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

SECTION 16.       ARBITRATION.

         (a) Arbitration pursuant to this Section 16 is final and binding on the parties.

         (b) The parties waive their right to seek remedies in court, including the right to jury trial.

         (c) The parties acknowledge that pre-arbitration discovery pursuant to this Section 16 is generally more limited than and different from court proceedings.

         (d) The arbitrators' award pursuant to this Section 16 is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

         (e) The parties acknowledge that the panel of arbitrators pursuant to this Section 16 will typically include a minority of arbitrators who were or are affiliated with the securities industry.

         (f) The parties agree that all controversies which may arise between the Company and the Trustee in connection with the Trust, including, but not limited to, those involving any transactions, or the construction, performance, or breach of this or any other related agreement between the Company and the Trustee, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be conducted only before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or arbitration facility provided by any other exchange of which the Trustee's affiliate Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force. The Company may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, but if the Company fails to make such election, by registered letter or telegram addressed to Merrill Lynch Trust Company, Employee Benefit Trust Operations, 1600 Merrill Lynch Drive, Pennington, New Jersey 08534, before the expiration of ten business days after receipt of a written request from the Trustee to make such election then the Trustee may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

                  (i)      The class certification is denied;

                  (ii)     The class is decertified; or

                  (iii) The customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

SECTION 17. EFFECTIVE DATE. The effective date of this Trust Agreement shall be as of the day and year first above written.

         IN WITNESS WHEREOF, the parties hereto have executed this Trust as of the day and year first above written. By signing this Agreement, the undersigned Company acknowledges (1) that, in accordance with Section 16 of this Agreement, the Company is agreeing in advance to arbitrate any controversies which may arise with the Trustee and (2) receipt of a copy of this Agreement.

                                                MATRIA HEALTHCARE, INC.

                                                By: ____________________________

                                                Title: _________________________

                                                MERRILL LYNCH TRUST COMPANY, FSB

                                                By: ____________________________

                                                Title: _________________________

                                   APPENDIX A

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

         Following is a list of the SERPs referred to in this Trust Agreement:

1. Matria Healthcare, Inc. Supplemental Executive Retirement Plan for Thornton A. Kuntz, Jr., dated as of January 1, 2003, between Matria Healthcare, Inc. and Thornton A. Kuntz, Jr.

2. Matria Healthcare, Inc. Supplemental Executive Retirement Plan for Roberta L. McCaw, dated as of January 1, 2003, between Matria Healthcare, Inc. and Roberta L. McCaw.

3. Matria Healthcare, Inc. Supplemental Executive Retirement Plan for Martin L. Olson, dated as of January 1, 2003, between Matria Healthcare, Inc. and Martin L. Olson.

4. Matria Healthcare, Inc. Supplemental Executive Retirement Plan for James P. Reichmann, III, dated as of January 1, 2003, between Matria Healthcare, Inc. and James P. Reichmann, III.

5. Matria Healthcare, Inc. Supplemental Executive Retirement Plan for Yvonne V. Scoggins, dated as of January 1, 2003, between Matria Healthcare, Inc. and Yvonne V. Scoggins.